UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011
DiamondRock Hospitality Company
(Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500 Bethesda, MD	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1150
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) DiamondRock Hospitality Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on April 26, 2011.
(b) The results of the voting at the Annual Meeting were as follows:
1.	The following directors were elected to serve until the 2012 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Votes

Daniel J. Altobello	147,435,675	7,493,808	1,692,242
Mark W. Brugger	149,059,952	5,869,531	1,692,242
W. Robert Grafton	147,414,802	7,514,681	1,692,242
Maureen L. McAvey	147,414,450	7,515,033	1,692,242
William W. McCarten	137,862,479	17,067,004	1,692,242
Gilbert T. Ray	133,613,296	21,316,187	1,692,242
John L. Williams	147,630,549	7,298,934	1,692,242
2.	The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
148,461,020	6,408,389	60,074	1,692,242
3.	The Company’s stockholders recommended a frequency of one year for the vote, on a non-binding, advisory basis, on the compensation of the Company’s named executive officers.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
138,278,392	357,367	16,226,393	67,331	1,692,242
4.	The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2011.

For	Against	Abstain
155,045,599	1,538,164	37,962

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Date: April 27, 2011	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary